As filed with the Securities and Exchange Commission on July 9, 2007

Registration No. 333-136954

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3/A

POST EFFECTIVE AMENDMENT NO. 1

TO

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

SYNIVERSE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	30-0041666
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

8125 Highwoods Palm Way

Tampa, Florida 33647

(813) 637-5000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

David W. Hitchcock

Chief Financial Officer

Syniverse Holdings, Inc.

8125 Highwoods Palm Way

Tampa, Florida 33647

(813) 637-5000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Dennis M. Myers, P.C.

Paul D. Zier, Esq.

Kirkland & Ellis LLP

200 East Randolph Drive

Chicago, Illinois 60601

(312) 861-2000

Approximate date of commencement of proposed sale to the public: Not Applicable

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

EXPLANATORY NOTE

On August 29, 2006, Syniverse Holdings, Inc. (the “Company”) filed a registration statement on Form S-3 (Reg. No. 333-136954) (the “Registration Statement”) registering the offer and sale of an aggregate 19,620,667 shares of the Company’s common stock (the “Securities”). The Company has terminated all offerings pursuant to the Registration Statement and no sales of Securities were made pursuant to the Registration Statement. This Post Effective Amendment No. 1 to the Registration Statement is being filed to remove from registration all the Securities registered under the Registration Statement in accordance with the undertaking required by Item 512(a)(3) of Regulation S-K. This Post Effective Amendment No. 1 has no effect on the registration statement filed by the Company on June 8, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that is has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida on the 9th day of July 2007.

SYNIVERSE HOLDINGS, INC.

By:	/s/ David W. Hitchcock
Name:	David W. Hitchcock
Title:	Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Post Effective Amendment No. 1 to the Registration Statement have been signed by the following persons in the capacities indicated on the 9th day of July 2007.

Signature	Capacity

/s/ Tony G. Holcombe Tony G. Holcombe	Chief Executive Officer, President and Director (principal executive officer)

/s/ David W. Hitchcock David W. Hitchcock	Chief Financial Officer (principal accounting officer)

/s/ Robert J. Marino Robert J. Marino	Chairman of the Board, Director

/s/ David A. Donnini David A. Donnini	Director

/s/ * Collin E. Roche	Director

/s/ * John C. Hofmann	Director

/s/ * James B. Lipham	Director

/s/ * Jack Pearlstein	Director

/s/ Timothy A. Samples Timothy A. Samples	Director

*	The undersigned, by signing his or her name hereto, does execute this Post Effective Amendment No. 1 to the Registration Statement on Form S-3 on behalf of the above-named officers and/or directors of the registrant pursuant to the Power of Attorney executed by such officers and/or directors on the signature pages to the Registration Statement previously filed on August 29, 2006.

/s/ Tony G. Holcombe
Tony G. Holcombe Attorney-In-Fact